Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name(a)	State or Country of Incorporation	Names Under Which Company Or Subsidiaries Do Business
PACCAR of Canada Ltd.	Canada	PACCAR of Canada Ltd.
Canadian Kenworth Co.
Peterbilt of Canada
PACCAR Parts of Canada
PACCAR Australia Pty. Ltd.	Australia	PACCAR Australia Pty. Ltd.
Kenworth Trucks
DAF Trucks Australia
PACCAR Financial Pty. Ltd.	Australia	PACCAR Financial Pty. Ltd.
PACCAR U.K. Ltd.	Delaware	PACCAR U.K. Ltd.
Foden Trucks
PACCAR Mexico, S.A. de C.V.	Mexico	PACCAR Mexico, S.A. de C.V.
KENFABRICA, S.A. de C.V.
KENCOM, S.A. de C.V.
Kenworth Mexicana, S.A. de C.V.
PACCAR Parts Mexico, S.A. de C.V.
PACCAR Capital Mexico, S.A. de C.V.
Paclease Mexicana, S.A. de C.V.
PACCAR Financial Services Corp.	Washington	PACCAR Financial Corp.
PACCAR Leasing Company
PacLease
PACCAR Financial Services Ltd.	Canada	PACCAR Financial Services Ltd.
PACCAR Sales North America, Inc.	Delaware	PACCAR Sales North America
PACCAR Holding B.V.(b)	Netherlands	PACCAR Holding B.V.
PACCAR Financial Europe B.V.(a)(c)	Netherlands	PACCAR Financial Europe
PACCAR Financial Limited(f)	United Kingdom	PACCAR Financial Ltd.
DAF Trucks, N.V.(a)(c)	Netherlands	DAF Trucks, N.V.
DAF Trucks Vlaanderen N.V.(d)	Belgium	DAF Trucks Vlaanderen N.V.
DAF Trucks Ltd.(d)	United Kingdom	DAF Trucks Ltd.
DAF Trucks Deutschland GmbH(d)	Germany	DAF Trucks Deutschland GmbH
DAF Trucks France, S.A.R.L.(d)	France	DAF Trucks France, S.A.R.L.
Leyland Trucks Limited(e)	England and Wales	Leyland Trucks Limited

(a)                      The names of some subsidiaries have been omitted. Considered in the aggregate, omitted subsidiaries would not constitute a significant subsidiary .

(b)                     A wholly-owned subsidiary of PACCAR Sales North America, Inc.

(c)                      A wholly-owned subsidiary of PACCAR Holding B.V.

(d)                     A wholly-owned subsidiary of DAF Trucks, N.V.

(e)                      A wholly-owned subsidiary of Kepacourt Limited, an England and Wales corporation which is a wholly-owned subsidiary of PACCAR Trucks U.K. Ltd., an England and Wales corporation which is a wholly-owned subsidiary of PACCAR Holding B.V.

(f)                        A wholly-owned subsidiary of PACCAR Financial Europe B.V.